As filed with the Securities and Exchange Commission on March 17, 1999

                                                      Registration No. 333-31813
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               THE WET SEAL, INC.
               (Exact Name of issuer as specified in its charter)

          Delaware                                     33-0415940
(State or other jurisdiction of
incorporation or organization)                     (Identification No.)


                                  26972 Burbank
                        Foothill Ranch, California 92610
                                 (714) 583-9029
                    (Address of principal executive offices)
                                ___________________

                               THE WET SEAL, INC.
                          1996 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                                ___________________

                                Edmond S. Thomas
                               The Wet Seal, Inc.
                                  26972 Burbank
                        Foothill Ranch, California 92610
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (714) 583-9029

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                             Proposed Maximum
                                                                Proposed Maximum            Aggregate Offering         Amount of
   Title of Shares to be             Amount to be              Offering Price Per                Price(1)            Registration
        Registered                    Registered                    Share(1)                                              Fee
      Class A Common
   Stock (par value $.10            950,000 shares                 $34.2813                    $32,567,235             $9,053.69
   per share)..........
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, using the average of the high and low sale prices reported on the National Association of Securities Dealers Automated Quotation System on March 11, 1999.

                  There   are  also   registered   hereunder   such   additional
indeterminate number of shares as may be issued as a result of the antidilution provisions of The Wet Seal, Inc. 1996 Long-Term Incentive Plan.

                                     PART I

Registration of Additional Securities.

         On July 22, 1997, The Wet Seal, Inc., a Delaware Corporation (the "Registrant"), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-31813) (the "Prior Registration Statement") in order to register 700,000 shares of its Class A Common Stock, $.10 par value per share ("Common Stock") reserved for issuance pursuant to options granted under The Wet Seal, Inc. 1996 Long-Term Incentive Plan (the "Plan"). The Plan was amended on October 26, 1998 to authorize the issuance under the Plan of an additional 950,000 shares of Common Stock.

         In accordance with General Instruction E to Form S-8, this Registration Statement is being filed in order to register the additional 950,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement, which became effective on July 22, 1997, are incorporated herein by reference.

         The required opinion and consents are listed on the Exhibit Index attached hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California on this 17th day of March, 1999.

                                               THE WET SEAL, INC.


                                               /s/ Edmond S. Thomas
                                               _________________________________
                                               By: Edmond S. Thomas
                                               President and Chief Operating
                                               Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        *                       Chairman of the Board and Director              March 17, 1999
----------------------
   Irving Teitelbaum

        *                       Vice Chairman and Chief Executive               March 17, 1999
----------------------          Officer and Director (Principal
     Kathy Bronstein                   Executive Officer)


/s/ Edmond S. Thomas            President and Chief Operating Officer           March 17, 1999
----------------------                  and Director
     Edmond S.Thomas

        *                        Vice President of Finance and Chief            March 17, 1999
----------------------          Financial Officer (Principal Financial
     Ann Cadier Kim                  and Accounting Officer)


        *                       Secretary and Director                          March 17, 1999
----------------------
     Stephen Gross


        *                       Director                                        March 17, 1999
----------------------
     Wilfred Posluns


        *                       Director                                        March 17, 1999
----------------------
     Gerald Randolph


        *                       Director                                        March 17, 1999
----------------------
     Alan Siegel













         *                      Director                                        March 17, 1999
----------------------
     George H. Benter


         *                      Director                                        March 17, 1999
----------------------
     Walter F. Loeb


*By:     /s/ Edmond S. Thomas
         ____________________
             Edmond S. Thomas
             Attorney-in-Fact

                                INDEX TO EXHIBITS

         The following is a complete list of exhibits filed as part of this registration statement:

Exhibit No.                                Exhibit
___________                                _______
4.1                 First  Amendment  to The  Wet  Seal,  Inc.  1996  Long  Term
                    Incentive Plan
5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to legality of the securities being registered.
23.1                Consent of Deloitte & Touche LLP, independent accountants.
23.2                Consent  of  Akin,  Gump,  Strauss,  Hauer  &  Feld,  L.L.P.
                    (Contained in Exhibit 5.1 hereto).
24.1 Power of Attorney (included on the signature page of the Prior Registration Statement).